Q4 2021 Earnings Call

December 3, 2021




10 2
Dr Pepper
4



Forward-Looking Statements

The statements in this presentation by RGC Resources, Inc. (the "Company") that are not historical facts constitute "forward-looking statements" made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include the Company's expectations regarding earnings per share, EBITDA, future expansion opportunities, natural gas reserves and potential discoverable natural gas reserves, technological advances in natural gas production, comparison of natural gas consumption and natural gas production, cost of natural gas, including relativity to other fuel sources, demand for natural gas, possibility of system expansion, general potential for customer growth, relationship of Company with primary regulator, future capital expenditures, current and future economic growth, estimated completion dates for Mountain Valley Pipeline ("MVP") and MVP Southgate milestones, potential of MVP to provide additional source of natural gas, additional capacity to meet future demands, increased capital spending and area expansion opportunity, potential new customers and rate growth in potential expansion area. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results may differ materially from those expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, financial challenges affecting expected earnings per share and EBITDA, technical, political or regulatory issues with natural gas exploration, production or transportation, impact of increased natural gas demand on natural gas prices, relative cost of alternative fuel sources, lower demand for natural gas, regulatory, legal, technical, political or economic issues frustrating system or area expansion, regulatory, legal, technical, political or economic issues that may affect MVP, delay in completion of MVP, increase in cost to complete MVP, including by an increase in cost of raw materials or labor due to economic factors or regulatory issues such as tariffs, economic challenges that may affect the service area generally and customer growth or demand and deterioration of relationship with primary regulator, and those risk factors described in the Company's most recent Annual Report on Form 10-K and, if applicable, Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, which is available at www.sec.gov and on the Company's website at www.rgcresources.com. Additionally, COVID-19 and its variants continue to generate significant economic uncertainty for the foreseeable future.

The statements made in this presentation are based on information available to the Company as of the date on the cover of this presentation and the Company undertakes no obligation to update any of the forward-looking statements after the date of this presentation.

Agenda

- Operational and Financial Highlights
- 2022 Outlook
- Questions





Customer Growth

- 62,600 total customers





- 7 miles main
- 600 services

Q4 Gas Volumes



Volumes Delivered (DTH)
Q4 2020
Q4 2021
1,000
800
600
400
200
-
Thousands
Residential
Commercial
Industrial

2021 vs 2020

Total Volumes	(13%)
Residential	(5%)
Commercial	2%

YTD Gas Volumes


Volumes Delivered (DTH)
YTD 2020
YTD 2021
Thousands
4,500
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
-
Residential
Commercial
Industrial

2021 vs 2020

Total Volumes	**(4%)**
Residential	**4%**
Commercial and Industrial	**(9%)**

Roanoke Gas Fiscal CapEx


$25.5
$20.5
$15.5
$10.5
$5.5
$0.5
Millions
2020
2021
Total Capital Expenditures


Other Capital $4.6
SAVE Rider $8.9
Customer Growth & System Expansion $6.5

$2.9 million or 13% decrease

Consolidated Financial Results

For the periods ended September 30,

(Presented in thousands, except per share data)

	Fourth Quarter				Fiscal			
	2021		2020		2021		2020	
Operating revenues	$	13,355	$	9,780	$	75,175	$	63,075
Operating expenses		12,800		10,679		60,396		50,557
Operating income (loss)		555		(899)		14,779		12,518
Equity in earnings of unconsolidated affiliate		181		1,327		1,668		4,815
Other income, net		164		108		911		637
Interest expense		1,024		989		4,052		4,099
Income (loss) before income taxes		(124)		(453)		13,306		13,871
Income tax expense (benefit)		(124)		(124)		3,204		3,306
Net income (loss)	**$**	**-**	**$**	**(329)**	**$**	**10,102**	**$**	**10,565**
Basic earnings (loss) per share	$	-	$	(0.04)	$	1.22	$	1.30
Diluted earnings (loss) per share	$	-	$	(0.04)	$	1.22	$	1.30

2022 Outlook

- Capital
- MVP
- ESG
- EPS



Roanoke Gas CapEx


Roanoke Gas Fiscal 2022
Capital Forecast
23%
32%
45%

SAVE Infrastructure Rider	$ 8.2
Customer Growth & System Expansion	11.5
Utility Maintenance and LNG Upgrades	5.7
Total	$25.4

Mountain Valley PIPELINE

MVP Investment (cumulative)


Estimated In-service
$65.0
$12.0
2021
$51.3
2020
$45.3
2019
$37.6
$-
$20
$40
$60
$80
($mm)
Cash Investment
AFUDC

Update

- Construction resumed
- Project over 90% complete
- Target summer 2022

equitrans Midstream | NEXTera ENERGY | conEdison | WGL Midstream | RGC Midstream

Workers for the Mountain Valley Pipeline weld together sections of pipe near Lindside, WV. (Jenny Harnish/The Register-Herald)

Environmental

- ✓ System Modernization
- ✓ Emissions Reductions
- ✓ Reduced Carbon Footprint
- ✓ Customer Partnerships

Social

- ✓ Employees
- ✓ Community Engagement
- ✓ Safety
- ✓ Economic Development

Governance

- ✓ Diverse Board of Directors
- ✓ Compliance and Risk Management
- ✓ Diversified Shareholder Ownership
- ✓ Incentive Compensation Aligned with Mission

EPS Analysis



$1.40
$1.30
$1.20
$1.10
$1.00
$0.90
$0.80
$0.70
$0.95
$0.05
$0.90
$1.08
$0.15
$0.93
$1.30
$0.29
$1.01
$1.22
$1.21
$1.22
$1.18
2018 Actual
2019 Actual
2020 Actual
2021 Actual
2022 Forecast
EPS (net Midstream)
Midstream EPS
Range

RGC Resources™